FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is effective as of this 31 day of May, 2019 ("Effective Date") by and between **GCP H2 LLC,** a Delaware limited liability company, **GCP H2 A LLC,** a Delaware limited liability company, **GCP H2 B LLC,** a Delaware limited liability company, and **GCP H2 C LLC,** a Delaware limited liability company (collectively, the "Landlord"), and **STRAN & COMPANY, INC.,** a Massachusetts corporation ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated December 26, 2014 (the "Lease") whereby Tenant leases that certain space on the sixth floor of the building located at Two Heritage Drive, Quincy, Massachusetts (the "Building"), containing approximately 10,509 rentable square feet, more or less in the Building, and known as "Suite 6B" (the "Current Premises");

WHEREAS, Landlord and Tenant have agreed to extend the Initial Term of the Lease and amend certain other terms of the Lease, all as further set forth below; and

WHEREAS, Landlord and Tenant have, among other things, agreed to modify the Lease as herein provided. All terms defined in the Lease shall have the same meaning when used herein, unless defined otherwise herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1. **RECITALS; CAPITALIZED TERMS**. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the "Lease" or "the Lease" or "herein" or "hereunder" or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2. **EXTENSION OF INITIAL TERM**. Upon the Effective Date, the Initial Term shall be extended by five (5) years beginning on June 1, 2020 ("Extension Date") and expiring at 11:59 PM local time on May 31, 2025.

3. **BASIC RENT**. Effective upon the Extension Date and during the Initial Term, the Basic Rent per square foot of the Premises Rentable Area per annum (net of electricity) shall be as follows:

Period:	Per Square Foot Rate:	Annual Basic Rent:	Monthly Basic Rent:
6/1/20 thru 5/31/21	$28.00	$294,252.00	$24,521.00
6/1/21 thru 5/31/22	$28.75	$302,133.75	$25,177.81
6/1/22 thru 5/31/23	$29.50	$310,015.50	$25,834.63
6/1/23 thru 5/31/24	$30.25	$317,897.25	$26,491.44
6/1/24 thru 5/31/25	$31.00	$325,779.00	$27,148.25

Tenant shall pay the above Basic Rent at the time and in the manner specified in Section 3.1 of the

Lease.

For the avoidance of doubt, prior to the Extension Date the Tenant shall continue to pay Basic Rent as set forth in Section 1.2 of the Lease.

4. **BASE OPERATING EXPENSES**. From and after the Extension Date, the definition of "Base Operating Expenses" contained in Section 1.2 of the Lease is hereby amended by deleting therefrom "calendar year 2016" and replacing the same with "calendar year 2020".

5. **BASE TAXES**. From and after the Extension Date, the definition of "Base Taxes" contained in Section 1.2 of the Lease is hereby amended by deleting therefrom "fiscal year 2016" and replacing the same with "fiscal year 2020".

6. **LANDLORD'S WORK**. Within a commercially reasonable period of time following the Effective Date, Landlord, at its sole cost and expense, shall (i) replace the sixth (6th) floor common area carpet using building standard carpet selections, (ii) paint the sixth (6th) floor common area walls using building standard paint selections, and (iii) replace the sixth (6th) floor common area ceiling lights using building standard lighting selections.

7. **TENANT IMPROVEMENT ALLOWANCE**. Commencing on June 1, 2021 and each June 1st thereafter up to and ending on June 1, 2024, Tenant shall have the right, to be exercised in writing to Landlord within ninety (90) days of the applicable June 1st to request up to but not exceeding Five Thousand Dollars ($5,000) as a "Tenant Improvement Allowance" to be used solely and exclusively on physical improvements to the Premises with such notice to include reasonable detail of the planned improvements. In the event that Tenant does not provide written notice to Landlord, as set forth above, within the applicable ninety (90) day period, Tenant shall lose the right to such Five Thousand Dollar ($5,000) allowance for the applicable the period.

8. **LANDLORD'S ADDRESS**. Upon the Effective Date, the definition of "Landlord's Original Address" contained in Section 1.2 of the Lease is hereby amended to be as follows:

"*For all Notices:*
GCP H2 LLC
GCP H2 A LLC
GCP H2 B LLC
GCP H2 C LLC
c/o GCP Management LLC
25 S Charles Street, Suite 1002
Baltimore, MD 21201
Attention: Asset Manager

With a copy to:
Saul Ewing
500 East Pratt Street
Suite 900
Baltimore, MD 21202-3133
Attention: Andy Segall
Telephone: 410 332 8622"

9. **CONDITION OF PREMISES**. The Premises are being leased in their present condition "AS IS", WITHOUT REPRESENTATION OR WARRANTY by Landlord. Other than as set forth in Section 6 above, Landlord shall have no obligation to perform any alternations or to make any improvements on the Premises or to the Building any and all Landlord improvement obligations benefitting Tenant as set forth in the Lease, as amended herein, shall be null and void and of no further force and effect.

10. **BROKERS**. Landlord and Tenant represent each to the other that other than Unique Real Estate, who acted as Tenant's broker, and Newark Knight Frank, who acted as Landlord's broker, no brokers were used in connection with this Amendment. Each party shall defend and indemnify the other from and against any claims, demands and actions brought by any broker or other finder to recover any brokerage commissions or any other damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

11. **MISCELLANEOUS**. Tenant and Landlord hereby acknowledges that, as of the date of this Amendment, (i) there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord; (ii) neither Landlord nor Tenant is in any respect in default under the Lease; and (iii) neither Landlord nor Tenant has assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

12. **RATIFICATION**. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

13. **GOVERNING LAW; Interpretation and Partial Invalidity**. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion. If any party to this Amendment is made up of more than one person, then all such persons shall be included jointly and severally, even though the defined term for such party is used in the singular in this Amendment. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. If any words or phrases in this Amendment shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Amendment shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Amendment and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. In the event of a conflict between this Amendment and the Lease, this Amendment shall govern.

14. **COUNTERPARTS AND AUTHORITY**. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or

persons executing this Amendment on its behalf has or have authority to do so, no third-party consents are required to enter into this Amendment, and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

15. **LEASE CONFIRMED**. Except as otherwise set forth herein, all terms and conditions of the Lease shall remain in full force and effect. The Lease, as amended by this Amendment, is hereby ratified and confirmed.

Signature Page to Follow

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

GCP H2 LLC, a Delaware limited liability company

By: ______________________
Name: TED NORBERG
Its: AUTHORIZED SIGNATORY

GCP H2 A LLC, a Delaware limited liability company

By: ______________________
Name: TED NORBERG
Its: AUTHORIZED SIGNATORY

GCP H2 A LLC, a Delaware limited liability company

By: ______________________
Name: TED NORBERG
Its: AUTHORIZED SIGNATORY

GCP H2 C LLC, a Delaware limited liability company

By: ______________________
Name: TED NORBERG
Its: AUTHORIZED SIGNATORY

TENANT:

STRAN & COMPANY, INC.,
a Massachusetts corporation

By: ______________________
Name: ANDY SHAPE
Its: President